Exhibit 10.7

EMPLOYEE SECONDMENT AGREEMENT

This Employee Secondment Agreement (this “Agreement”), effective as of                     , 2014 (the “Effective Date”), is entered into by and among Rice Energy Inc. (“Rice Energy”), and Rice Midstream Partners LP (the “MLP”). Each of the foregoing is referred to herein as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the MLP will own, as of the Effective Date, the Facilities (defined below) consisting of gathering pipelines and compressor stations;

WHEREAS, as of the Effective Date, the MLP, Rice Energy and the other parties thereto will enter into an Omnibus Agreement (the “Omnibus Agreement”), which agreement will provide, among other things, for the provision of (i) certain general and administrative services to the MLP and its general partner and (ii) certain rights of first offer for the MLP with respect to midstream assets retained by Rice Energy and its subsidiaries other than the MLP;

WHEREAS, the Parties desire to enter into an agreement whereby, in addition to (and separate from) the general and administrative services provided under the Omnibus Agreement, Rice Energy provides to the MLP the employee services necessary to operate, construct, manage and maintain the MLP’s assets as of the Effective Date, including (i) gathering pipelines, compressor stations, related equipment and assets, (ii) any accessions or improvements thereto, or (iii) any assets acquired or constructed in accordance with the provisions of the Omnibus Agreement (the “Facilities”), to provide support in the running of its business and to otherwise fulfill its intended business purpose (such services, the “MLP Employee Services”), and thus seconds to the MLP all personnel employed by Rice Energy that provide the MLP Operational Services under the terms of this Agreement; and

WHEREAS, the Parties desire that the services provided pursuant to this Agreement be provided to the MLP from and after the Effective Date.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows, effective as of the Effective Date:

Section 1. Secondment of Seconded Employees.

(a) Rice Energy shall provide, or cause to be provided, to the MLP the Seconded Employees (as defined below) to operate, construct, manage and maintain the Facilities in an efficient and prudent manner. Subject to Rice Energy’s right to be reimbursed for such expenses in accordance with this Agreement, Rice Energy shall pay all expenses incurred by it in connection with the retention of the Seconded Employees, including, but not limited to, compensation, salaries, wages and overhead and administrative expenses, charged to or incurred by Rice Energy, and, if applicable, social security taxes, workers compensation insurance, retirement and insurance benefits and other such expenses. Any Seconded Employees retained by Rice Energy may be union or non-union employees, and Rice Energy shall have the sole right to negotiate the terms and provisions of any labor or other agreements with the unions to which such employees belong. Rice Energy shall provide, or cause to be provided, all workers who will perform the MLP Employee Services.

(b) During the term of this Agreement, Rice Energy shall second all employees of Rice Energy that provide the MLP Employee Services to the MLP. Each such employee who Rice Energy seconds to the MLP shall, during the time that such employee is seconded to the MLP under this Agreement (the “Period of Secondment”), be referred to individually herein as a “Seconded Employee” and, collectively, as the “Seconded Employees.”

(c) The Seconded Employees will remain at all times employees of Rice Energy, but, in addition, during the Period of Secondment they will also be joint employees of the MLP. For the avoidance of doubt, the Parties acknowledge that the Seconded Employees may, during the Period of Secondment, be called upon to perform services for both the MLP and Rice Energy. Rice Energy retains the right to terminate the secondment of any Seconded Employee for any reason at any time or to hire or discharge the Seconded Employees with respect to their employment with Rice Energy. The MLP will have the right to terminate the secondment to it of any Seconded Employee for any reason at any time, upon prior written notice to Rice Energy, but at no time will the MLP have the right to terminate any Seconded Employee’s employment by Rice Energy. Upon the termination of the secondment of any Seconded Employee, such Seconded Employee will cease performing services for the MLP.

(d) In the course and scope of performing any Seconded Employee’s job functions for the MLP, the Seconded Employee will report to the MLP’s management, and will be under the direct management and supervision of the MLP with respect to such Seconded Employee’s day-to-day activities, provided however that Rice Energy shall have final authority to direct, supervise, and control the Seconded Employees.

(e) Those Seconded Employees who serve as supervisors or managers and who are called upon to oversee the work of other Seconded Employees providing MLP Employee Services at the Facilities or to otherwise provide management support on behalf of the MLP are designated by the MLP as supervisors to act on the behalf of the MLP in supervising the Seconded Employees pursuant to Section 1(d) above. Any such Seconded Employee will be acting on the behalf of the MLP when supervising the work of the Seconded Employees or when they are otherwise providing management or executive support on behalf of the MLP.

(f) Rice Energy shall obtain workers’ compensation coverage as defined and required by law on behalf of both Rice Energy and the MLP, and the MLP shall be considered an employer for the purposes of its status as a dual, joint- or co-employer under the relevant workers’ compensation regime. Rice Energy shall at all times during the term of this Agreement cause the MLP to be an additional named insured on such workers’ compensation or similar insurance policies.

(g) The MLP shall not be a participating employer in any benefit plan of Rice Energy. Rice Energy shall remain solely responsible for all obligations and liabilities arising with respect to any benefit plans relating to any Seconded Employees and the MLP shall not assume any benefit plan or have any obligations or liabilities arising thereunder, in each case except for costs properly chargeable to the MLP.

Section 2. The MLP Employee Services.

(a) The MLP may terminate any of the MLP Employee Services on thirty (30) days’ prior written notice to Rice Energy. In the event the MLP terminates the MLP Employee Services, the MLP shall pay Rice Energy the Services Reimbursement (as defined below) for the last month (or portion thereof) in which it received such terminated services. Upon payment thereof, the MLP shall have no further services payment obligations to Rice Energy pursuant to this Agreement with respect to such terminated services.

Section 3. Expense Reimbursement.

(a) The MLP shall reimburse Rice Energy (in a form mutually agreed upon by the MLP and Rice Energy) for all reimbursable expenses under Section 3(b) incurred by Rice Energy in connection with the performance of the MLP Employee Services with respect to the Seconded Employees (including, where applicable, former Seconded Employees) during the preceding period (the “Services Reimbursement”). The Services Reimbursement shall be made on a monthly basis or at such other intervals as the Parties may agree from time to time. For the avoidance of doubt, the Services Reimbursement does not include any amounts payable by the MLP or its general partner to Rice Energy with respect to reimbursement for general or administrative services provided by Rice Energy in accordance with the Omnibus Agreement.

(b) The Services Reimbursement for each period during the Period of Secondment shall include all costs and expenses (including administrative costs) incurred for such period by Rice Energy for the Seconded Employees (including, where applicable, former Seconded Employees), including but not limited to the following costs and expenses set forth below:

(i) salary, wages and cash bonuses (including payroll and withholding taxes associated therewith);

(ii) 401(k) plan costs and expenses for employer contributions made by Rice Energy, and any deferred compensation plan costs and expenses for employer contributions made by Rice Energy;

(iii) retirement and cash balance plan contributions and administrative expenses;

(iv) equity awards or cash or equity-based incentive awards granted by Rice Energy or any of its affiliates;

(v) cash or premiums actually paid, or expenses actually incurred, with respect to vacation, sick leave, short term disability benefits, personal leave and maternity;

(vi) cash or premiums actually paid, or expenses incurred, with respect to medical, dental and prescription drug coverage;

(vii) flexible benefits plan, including medical care and dependent care expense reimbursement programs;

(viii) cash or premiums actually paid, or expenses incurred, with respect to disability insurance;

(ix) fifty (50) percent of the cost of workers’ compensation and employer’s liability insurance premiums;

(x) cash or premiums actually paid, or expenses incurred, with respect to life insurance and accidental death and dismemberment insurance; and

(xi) contributions and administrative expenses related to retiree welfare benefits.

Notwithstanding the above, any Seconded Employee Expenses paid or reimbursed by the MLP with respect to a plan that is self-insured by Rice Energy will reflect actual costs incurred rather than premiums paid.

(c) The costs and expenses described in Section 3(b) are referred to as “Seconded Employee Expenses.” Where it is not reasonably practicable to determine the amount of such a cost or expense, the MLP and Rice Energy shall mutually agree on the method of determining or estimating such cost or expense.

Section 4. Payment. The MLP and Rice Energy acknowledge and agree that Rice Energy shall be responsible for paying the Seconded Employee Expenses (or providing the employee benefits with respect thereto, as applicable) to the Seconded Employees, but that the MLP shall be responsible for reimbursing Rice Energy for the Seconded Employee Expenses to the extent provided under Section 3(b) of this Agreement, except that, to the extent required by law, the MLP and Rice Energy agree to establish a consolidated account with the appropriate governmental authority or otherwise make appropriate arrangements for direct payment of workers’ compensation premiums in those jurisdictions where it is necessary.

Section 5. Term. This Agreement shall remain in force and effect from the Effective Date until terminated by either Party on thirty (30) days’ prior written notice to the other Party.

Section 6. General Provisions.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except that the Parties recognize that to the extent that any term of this Agreement must be interpreted in light of the law of the state in which a Seconded Employee is employed, those terms shall be interpreted accordingly.

(b) Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable courier or by telecopier, and shall be deemed to have been duly given as of the date and time reflected on the delivery receipt, if delivered personally or sent by reputable courier service, or on the automatic telecopier receipt, if sent by telecopier, addressed as follows:

Rice Energy Inc.

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

Attention: General Counsel

Facsimile: 724.746.6725

Rice Midstream Partners LP

c/o Rice Midstream Management LLC

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

Attention: General Counsel

Facsimile: 724.746.6725

A Party may change its address for the purposes of notices hereunder by giving notice to the other Parties specifying such changed address in the manner specified in this Section 6(b).

(c) This Agreement may be amended or modified from time to time only by the written agreement of Rice Energy and the MLP.

(d) This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

(e) If any provision of this Agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(f) To the extent any Party is prevented by Force Majeure from performing its obligations, in whole or in part, under this Agreement, and if such Party (“Affected Party”) gives notice and details of the Force Majeure to the other Parties as soon as reasonably practicable, then the Affected Party shall be excused from the performance with respect to any such obligations (other than the obligation to make payments). “Force Majeure” means any act of God, fire, flood, storm, explosion, terrorist act, rebellion or insurrection, loss of electrical power, computer system failures, finding of illegality, strikes and labor disputes or any similar event or circumstance that prevents a Party from performing its obligations under this Agreement, but only if the event or circumstance: (i) is not within the reasonable control of the Affected Party; (ii) is not the result of the fault or negligence of the Affected Party; and (iii) could not, by the exercise of due diligence, have been overcome or avoided.

(g) This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

(h) This Agreement does not form a partnership or joint venture between the Parties. This Agreement does not make either Party an agent or a legal representative of the other Party. The Parties shall not assume or create any obligation, liability, or responsibility, expressed or implied, on behalf of or in the name of the other Party.

(i) No Party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other Parties. The provisions of this Agreement are enforceable solely by the Parties, and no other person (including any Seconded Employee) shall have the right, separate and apart from the Parties, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

[Signature page follows]

AS WITNESS HEREOF, the Parties have caused this Employee Secondment Agreement to be executed by their duly authorized representatives on the date herein above mentioned.

RICE ENERGY INC.

By:
Name:
Title:

RICE MIDSTREAM PARTNERS LP

By:	Rice Midstream Management LLC, its general partner

By:
Name:
Title:

Signature Page to Employee Secondment Agreement